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                                                                      EXHIBIT 21

                   SUBSIDIARIES OF IMPERIAL HOLLY CORPORATION

                                         STATE OR OTHER
          NAME OF SUBSIDIARY             JURISDICTION OF
            AND NAME UNDER                INCORPORATION
      WHICH IT CONDUCTS BUSINESS         OF ORGANIZATION
      --------------------------         ---------------
Savannah Foods & Industries                Delaware
Biomass Corporation                        Delaware
Dixie Crystals Brand, Inc.                 Delaware
Dixie Crystals Foodservice, Inc.           Delaware
King Packaging Company, Inc.               Georgia
Food Carrier, Inc.                         Georgia
Michigan Sugar Company                     Michigan
Great Lakes Sugar Company                    Ohio
Savannah Foods Industrial, Inc.            Delaware
Phoenix Packing Corporation                Delaware
Savannah Sugar Refining Corporation        Georgia
Savannah Investment Company                Delaware
Holly Northwest Company                     Nevada
Holly Sugar Corporation                    New York
Fort Bend Utilities Company                 Texas
Imperial Sweetener Distributors, Inc.       Texas
Limestone Products Company                 Delaware
Crown Express, Inc.                         Texas